Exhibit 99.1

FOR IMMEDIATE RELEASE

SRS Labs Reports First Quarter 2009 Results

Santa Ana, Calif., May 7, 2009 - SRS Labs, Inc. (NASDAQ: SRSL), the industry leader in surround sound, audio and voice technologies, reported financial results for the first quarter ended March 31, 2009.

First Quarter 2009 Highlights

•  Record revenue of $5.7 million, up 15% year-over-year

•  Net income totaled $386,000 or $0.03 per basic and diluted share

First Quarter 2009 Financial Results

Revenues in the first quarter 2009 totaled a record $5.7 million, an increase of 15% from $4.9 million in the same period a year ago. The improvement was primarily due to increased revenues in the personal computer, personal telecommunications, home entertainment and automotive segments.

Operating expenses in the quarter totaled $5.3 million, an increase of 19% from $4.5 million in the same quarter a year ago. The increase was primarily attributable to the continuing investment in additional sales, marketing and engineering personnel; increased sales activities; as well as brand building to broaden SRS product recognition with consumers.

For the first quarter of 2009, net income totaled $386,000 or $0.03 per basic and diluted share, versus net income of $858,000 or $0.05 per basic and diluted share in the first quarter of 2008.

Quarter-end cash and cash equivalents and short-term investments totaled $39.1 million as of March 31, 2009, as compared to $39.4 million at the end of the prior quarter.

Management Commentary

“The first quarter of 2009 was a record revenue quarter for SRS,” said Thomas C.K. Yuen, SRS Lab’s chairman and CEO.  Our investment in sales, marketing and engineering infrastructure is beginning to pay off and has contributed to this milestone. The pace of our business activities has increased and we believe we are still on tract to achieve a 25% revenue growth rate in 2009.  To properly and strategically build on this business momentum, we plan to judiciously further invest in resources to achieve a higher level of sustainable long-term revenue growth and further solidify our position as the leader in audio and voice technology solutions.” While we remain confident about our competitive position and our expectations about the future, we are also cognizant of the general global economy and any potential impact it may have on our results.”

Conference Call

SRS Labs will hold a conference call later today (May 7, 2009) to discuss these first quarter 2009 financial results. Chairman and CEO Thomas C.K. Yuen and CFO Ulrich Gottschling will host the call starting at 5:00 p.m. Eastern time. A question and answer session will follow management’s presentation.

Dial-In Number: 866-206-7204

Conference ID#: 1353497

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and instruct you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860

Investors can also listen to the conference call live online by accessing the link on the main page of the investor relations section of www.srslabs.com.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day and until May 21, 2009 on our website at www.srslabs.com or by using the following dial in instructions:

Toll-free replay number: 866-837-8032

Conference ID#: 1353497

About SRS Labs, Inc.

Founded in 1993, SRS Labs is the industry leader in audio signal processing for consumer electronics. Beginning with the audio technologies originally developed at Hughes Aircraft, SRS Labs holds over 150 worldwide patents and is recognized by the industry as the foremost authority in research and application of human auditory principles. Through partnerships with leading global CE companies, semiconductor manufacturers and software partners, SRS audio, surround sound and voice processing technologies have been included in over one billion electronic products sold worldwide including HDTVs, mobile phones, portable media devices, PCs and automotive entertainment. In fact, SRS Labs is the de facto standard of HDTV audio processing with nine of the top ten name brand flat panel TVs featuring SRS technology. Additionally, SRS Labs surround sound solutions provide the professional broadcast and recording industries with high-performance production, back-haul, storage, and transmission capability. SRS Labs supports manufacturers worldwide with offices in the U.S., China, Europe, Japan, Korea and Taiwan. For more information, visit www.srslabs.com.

Safe Harbor Statement

This press release includes forward-looking statements that are based on our current expectations, estimates and projections about SRS Labs, Inc., management’s beliefs and certain assumptions made by us, and events beyond our control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to our future growth opportunities, competitive position, expansion and investment plans, and operating results and profitability. Forward-looking statements can often be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “likely,” “potential,” “continue,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results or the commitments made by us herein, and they are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties referred to above include, but are not limited to, the loss of any significant customer; the acceptance of new SRS Labs products and technologies; our ability to increase our brand awareness and enter into new or expanded license arrangements; the impact of competitive products and pricing; general economic and business conditions that may adversely impact sales of consumer products incorporating our technologies or that otherwise may impact our operating results and future performance; the timely development and release of technologies by the Company; and such other factors described in our filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date they are made. We do not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

Company Contacts:

Ulrich Gottschling

Chief Financial Officer

SRS Labs, Inc.

Tel 949-442-5596

ir@srslabs.com

Matt Glover

Investor Relations

Liolios Group, Inc.

Tel 949-574-3860

info@liolios.com

SRS LABS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2009	December 31, 2008
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$27,552,884	$31,599,087
Accounts receivable, net	635,582	332,711
Prepaid expenses and other current assets	1,026,648	864,095
Short-term investments	11,505,000	7,836,000

Total Current Assets	40,720,114	40,631,893

Property and equipment, net	412,747	423,921
Intangible assets, net	2,444,260	2,354,725
Deferred income taxes, net	3,988,239	3,471,421

Total Assets	$47,565,360	$46,881,960

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$439,462	$314,382
Accrued liabilities	960,659	996,268
Deferred revenue	1,543,751	1,802,024

Total Current Liabilities	2,943,872	3,112,674

Commitments and Contingencies

Stockholders’ Equity
Preferred stock—$.001 par value; 2,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock—$.001 par value; 56,000,000 shares authorized; 14,419,418 shares issued and outstanding at March 31, 2009 and December 31, 2008	14,420	14,420
Additional paid-in capital	63,105,475	62,639,075
Accumulated deficit	(18,498,407)	(18,884,209)

Total Stockholders’ Equity	44,621,488	43,769,286

Total Liabilities and Stockholders’ Equity	$47,565,360	$46,881,960

SRS LABS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues	$5,704,010	$4,940,988
Cost of sales	71,972	25,949
Gross profit	5,632,038	4,915,039

Operating expenses (i):
Sales and marketing	2,739,140	2,143,622
Research and development	1,174,666	926,762
General and administrative	1,432,127	1,438,358
Total operating expenses	5,345,933	4,508,742

Operating income	286,105	406,297
Other income, net	104,633	449,961
Income before income taxes	390,738	856,258
Income taxes	4,936	(2,094)
Net income	$385,802	$858,352

Net income per common share:
Basic	$0.03	$0.05
Diluted	$0.03	$0.05

Weighted average shares used in the per share calculation:
Basic	14,419,418	15,778,188
Diluted	14,648,122	16,305,095

(i)  Includes share-based compensation expense as follows:

	Three Months Ended March 31,
	2009	2008
Sales and marketing	$115,816	$141,894
Research and development	107,723	123,626
General and administrative	242,861	237,624
Total share-based compensation expense	$466,400	$503,144